Exhibit 10.6.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment (the “Amendment”) to the Employment Agreement (the “Agreement”) dated as of January 28, 2005 between ETS Payphones, Inc. (the “Company”) and Jeffrey E. Fennell (the “Executive”) is made effective April 1, 2006.

Whereas in consideration of the mutual agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree that Section 4(c) of the Agreement is hereby amended to delete “…and shall continue medical insurance for the Executive and his dependents on the same terms as exist on the date of termination for a period of one (1) year. After that one year period, Executive shall be entitled to elect eighteen months of continuation coverage under COBRA”. Such language shall be replaced by the following: “…and shall receive monthly payments of  one thousand, five hundred and sixty dollars and seventy-three cents ($1,560.73) less applicable state and federal individual taxes as well as any taxes required to be paid by the Company in respect of such payment for a period of one (1) year. Executive agrees to waive election of continuation of coverage for the Executive and his dependents under COBRA under the Company’s medical insurance plan now and forever more.”

All other provisions of the Agreement not specifically amended by this Amendment shall remain in full force and effect. All capitalized but undefined terms used herein shall the meaning ascribed to them in the Agreement. This Amendment may be executed simultaneously in two or more counterparts each of which shall be deemed one and the same agreement. A photocopy or facsimile reproduction of this Amendment and any signatures shall be deemed as effective as the original.

IN WITNESS WHEREOF, the Company and the Executive have each executed and delivered this Amendment as of the date first shown above.

COMPANY

By:	/s/ MICHAEL H. MCCLELLAN

Title:	Director, Executive Vice President and Chief Financial Officer

Date:	March 29, 2006

EXECUTIVE:

/s/ JEFFREY E. FENNELL

Date:	March 29, 2006